                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                          ----------------------------





     We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated January 21, 2000, on our audits of the consolidated financial statements, selected consolidated financial data and the financial statement schedule of The Goldman Sachs Group, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Financial Data", and "Selected Consolidated Financial Data".





/s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
February 14, 2000.